UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2009

NEKTAR THERAPEUTICS
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road
San Carlos, California 94070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On February 23, 2009, the Board of Directors of Nektar Therapeutics (the "Board") and the Organization and Compensation Committee of the Board (the “Committee”) approved changes to the compensation of certain of its named executive officers.

For Howard W. Robin, President and Chief Executive Officer, effective February 1, 2009, the Board increased his annual base salary from $680,000 to $735,000.  The Board also increased his 2009 annual performance-based bonus compensation target from 65% to 75% of his 2009 annual base salary.  The actual amount of Mr. Robin's 2009 annual performance bonus will range from 0% to 200% of the target annual bonus based on the Board's assessment of his achievement of a combination of corporate and personal objectives.   On February 23, 2009, the Board awarded Mr. Robin a cash bonus of $618,800 for the 2008 annual performance period, which represented 140% of his 2008 annual performance-based bonus compensation target.

For John Nicholson, Senior Vice President and Chief Financial Officer, effective February 1, 2009, the Committee increased his annual base salary from $444,125 to $461,000.  Mr. Nicholson’s 2009 annual performance-based bonus target remains at 50% of his 2009 annual base salary.  The actual amount of Mr. Nicholson's 2009 annual performance bonus will range from 0% to 200% of the target annual bonus based on the Committee's assessment of his achievement of a combination of corporate and personal objectives.   On February 23, 2009, the Committee awarded Mr. Nicholson a cash bonus of $388,609 for the 2008 annual performance period, which represented 175% of his 2008 annual performance-based bonus compensation target.

Item 7.01.    Regulation FD Disclosure

   On February 23, 2009, Mr. Robin was granted a stock option to purchase 525,000 shares pursuant to the terms and conditions of Nektar's 2000 Equity Incentive Plan (the “Stock Plan”).   The exercise price of the stock option was set at the closing price of Nektar's common stock on the NASDAQ Global Select Market on the February 23, 2009 grant date. The shares subject to this stock option grant will vest according to a 4-year vesting schedule on a monthly pro rata basis.

On February 23, 2009, Mr. Nicholson was granted a stock option to purchase 120,000 shares pursuant to the terms and conditions of the Stock Plan.   The exercise price of the stock option was set at the closing price of Nektar's common stock on the NASDAQ Global Select Market on the February 23, 2009 grant date.  The shares subject to this stock option grant will vest according to a 4-year vesting schedule on a monthly pro rata basis.

    The information in Item 7.01 of this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Nektar Therapeutics, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Date:	February 25, 2009